Exhibit 99.1

Bill Barrett Corporation

# 2010 Annual Report

FOCUS & DEPTH IN THE ROCKY MOUNTAINS

Bill Barrett Corporation | 2010 Annual Report

**Corporate Profile**

Bill Barrett Corporation is a Rocky Mountain exploration and production company that seeks to enhance shareholder value by executing a long-term growth strategy. Specifically, we strive to: focus on long-term reserve and production growth through active drilling and acquisitions; develop lower-risk, multi-year drilling inventories; build multiple, diverse exploration plays that have high-impact, high-return potential; apply existing and emerging technologies to reduce exploration risk, enhance recoveries and improve efficiencies; and maintain financial flexibility to pursue our growth strategy.

About the Cover:
View of Blacktail Ridge, 14-7 well pad in the Uinta Basin, Utah

2010

FINANCIAL HIGHLIGHTS

	2010	2009	2008
Proved Reserves and Acreage
Natural Gas, Bcf	1,040.3	918.1	784.3
Oil, MMBbls	13.0	7.8	5.7
Natural Gas Equivalents, Bcfe[1]	1,118.3	964.8	818.3
Percent Developed	48%	50%	53%
Percent Natural Gas	93%	95%	96%
Pretax PV-10, millions[2]	$1,496	$685	$1,039
Net Undeveloped Acreage, rounded	1,340,000	1,251,000	1,203,000

Production
Natural Gas, Bcf	90.0	85.5	73.6
Oil, MBbls	1,089	710	661
Natural Gas Equivalents, Bcfe	96.5	89.7	77.6
Average Daily Production, MMcfe	264	246	212
Percent Natural Gas	93%	95%	95%

Average Realized Prices
Natural Gas, including hedge effect, per Mcf	$6.74	$6.96	$7.61
Oil Prices, including hedge effect, per Bbl	$69.91	$59.03	$69.55

Operating Statistics
Reserve Replacement	263%	264%	436%
Capital Expenditures, millions	$473	$406	$601
Producing Wells, gross/net	1,860/1,448	1,585/1,236	1,463/1,140
Wells Drilled, gross/net	275/182	186/164	430/331

Financial Data
Net Income, millions	$81	$50	$105
Earnings Per Share, diluted	$1.75	$1.12	$2.34
Discretionary Cash Flow,[2] millions	$467	$460	$429
Production Revenue, per Mcfe	$7.07	$7.10	$7.81
Lease Operating Expenses and Gathering, Transportation and Processing, per Mcfe	$1.26	$1.15	$1.08
Production Taxes, per Mcfe	$0.34	$0.15	$0.57
G&A, excluding non-cash stock-based compensation, per Mcfe	$0.42	$0.42	$0.52
Depletion, Depreciation, and Amortization, per Mcfe	$2.70	$2.83	$2.66
Discretionary Cash Flow,[2] per Mcfe	$4.84	$5.12	$5.53
Finding and Development Cost,[2] per Mcfe	$1.84	$1.68	$1.76
Finding and Development Cost, three-year average,[2] per Mcfe	$1.76	$1.74	$1.99

1	One barrel of oil is the energy equivalent of six Mcf of natural gas
2	A non-GAAP measure – see following disclosure

Fredrick J. Barrett

Chairman of the Board and Chief Executive Officer

Our team executed in all areas to deliver another good year of operating and financial results, which in turn delivered a 32% return to our shareholders.

2010

To Our Shareholders:

Since our inception in 2002, our Company has maintained an excellent record for profitable growth while also maintaining low debt and a strong balance sheet. In 2010, we achieved record discretionary cash flow despite an environment of low natural gas prices. We also grew production and year-end reserves to record levels, while keeping capital expenditures closely aligned with discretionary cash flow and realizing an impressive all-in finding and development cost of $1.84 per thousand cubic feet equivalent (“Mcfe”). While 2010 presented low natural gas prices, increasing service costs and a difficult regulatory atmosphere, our team met these challenges head-on with increased oil and natural gas liquids revenues and focused cost discipline.

Our team executed in all areas to deliver another good year of operating and financial results, which in turn delivered a 32% return to our shareholders. A highlight of the year was receipt of the Record of Decision under the Environmental Impact Statement for full-field development of our large West Tavaputs development property, opening up 1.3 trillion cubic feet equivalent (“Tcfe”) of proved, probable and possible reserves and providing significant, visible future growth.

I would like to express my appreciation to the Bureau of Land Management, the Department of Interior, the State of Utah and parties representing archeological, wildlife and wilderness interests who worked together to complete the Record of Decision process for West Tavaputs.

I believe we have set a positive precedent for collaboration in the future.

2010 – Looking Back

In my letter to you last year, I put forth several goals for 2010. Here is my report card on our performance in 2010.

Align capital expenditures with expected cash flows: We were successful on this measure with capital expenditures of $473 million against cash flows of $467 million. As the economy continued to feel the effects of the recession and as natural gas markets continued to be oversupplied, it was prudent to exercise financial conservatism and not outspend for the sake of growth.

Keep finding and development costs consistent with the three-year average: We reached this goal with the three-year average finding and development cost at $1.76 per Mcfe versus $1.74 per Mcfe in 2009. Our ability to keep finding and development costs low is an important component of long-term profitability.

Initiate development of one of our future growth catalysts: We were successful on this goal through tremendous effort first from our regulatory team and then from our operations team. After receiving the Record of Decision at West Tavaputs, we announced receipt of drilling permits on September 14, 2010. Our team was able to mobilize two rigs and began drilling operations before winter stipulations became effective on December 1, 2010.

Double-digit production and reserve growth: On this goal, we get half credit.

We enjoyed strong 16% reserve growth, which equaled production replacement of 263%. Production growth was 8%, slightly short of the double-digit growth target partially due to third-party refinery maintenance and gas gathering capacity. While these issues are resolved, such circumstances could recur.

2011 – Looking Ahead

2011 will again be characterized by natural gas oversupply and lower than desirable natural gas prices. Longer term, we believe that natural gas is a clean and efficient solution for power generation as our society moves toward reduced carbon emissions. In the context of the current environment, along with our more positive long-term outlook for natural gas, our objective is to profitably build our portfolio of reserves and drive continued production growth. We will also conscientiously seek to increase oil production and liquid-rich natural gas production in order to better diversify our revenue mix and reduce the effects of commodity price volatility. In addition, it is our practice to hedge up to 70% of production in order to support the cash flow required for our capital expenditure program and, for 2011, we currently have hedges in place for more than one-half of 2011 forecast production.

We can achieve profitable growth through our existing portfolio of development assets that offer long-term production growth and solid returns at today’s natural gas prices. In 2011, we will focus our development spending at West Tavaputs in order to bring that project to an efficient scale and to build our proved reserve base. We have transferred technology from our Gibson Gulch operations, where our team implemented a number of cost efficient ideas, to West Tavaputs in order to replicate the cost discipline and operating success that we achieved at Gibson Gulch. At our Blacktail Ridge oil program, we will test several ideas to increase the recoveries and expand oil production from the area. Our 2011 plans include testing horizontal drilling and field extensions to the west and south of existing production. Blacktail Ridge is an exciting program that we hope to significantly build upon in 2011.

TRACK RECORD OF GROWTH

U.S. ROCKY MOUNTAIN FOCUS

Our solid balance sheet provides the flexibility to take advantage of the right opportunity when it arises.

At our lower risk Gibson Gulch development program, we will continue to benefit from the liquids-rich gas. Both the West Tavaputs and Piceance areas offer substantial inventory that give us the flexibility to increase or decrease drilling to accommodate the needs of the broader portfolio and to react to market conditions through the year.

In our effort to further build our proved, probable and possible reserve base for the long-term, we will pursue growth through the drillbit, through acquisition and, hopefully, through resolution of litigation at our Cottonwood Gulch and Hornfrog prospects. Our Cottonwod Gulch and Hornfrog prospects each offer sizable extensions to existing programs where we can add value through efficiency and expertise, and we look forward to working with parties involved to move forward on those projects. We expect to continue exploration at our Yellow Jacket and McRae Gap prospects and also to pursue a handful of new exploration leaseholds that we intend to drill in 2011. We have added a business development team in-house that is diligently finding and evaluating potential new opportunities. We are specifically seeking new projects that have an oil component, projects where our operating expertise will add value and projects located in the Rocky Mountain region. Our solid balance sheet provides the flexibility to take advantage of the right opportunity when it arises.

Specifically, our goals for 2011 are:

Within our development programs to:

•	Bring West Tavaputs to full-scale operations and achieve 30%-plus production growth at that asset;

•	Increase oil production by 40%, primarily through increased activity at Blacktail Ridge;

•	Drive double-digit growth in proved reserves;

•	Increase proved, probable and possible reserves through upside measures within our core development programs while executing multiple field extension programs;

And, on the exploration front to:

•	Execute a diverse and very active exploration program across six to seven Rocky Mountain basins, including four new areas;

And, on the acquisitions front to:

•	Stay opportunistic in identifying and evaluating assets and opportunities.

In short, our goal is to make 2011 another record year while positioning our company for continued long-term, profitable growth.

As always, all of us at Bill Barrett Corporation are committed to executing our plan in a manner that maintains strong returns for our fellow shareholders, demands environmental stewardship and promotes corporate responsibility in all facets of our operations.

Thank you to all of our shareholders and employees, and we look forward to another successful year.

Sincerely,

Fredrick J. Barrett
Chairman, Chief Executive Officer and President March 8, 2011

PROVED RESERVES (Bcfe)

PROVED, PROBABLE

& POSSIBLE RESERVES (Bcfe)

Forward-Looking Statements

This report contains forward-looking statements regarding Bill Barrett Corporation’s future plans and expected performance based on assumptions the Company believes to be reasonable. A number of risks and uncertainties could cause actual results to differ materially from these statements, including, without limitation, fluctuations in oil and gas prices, the ability to receive drilling permits and other regulatory approvals, the availability and costs of services and materials, and other risk factors described in the Company’s accompanying Annual Report on Form 10-K for the year ended December 31, 2010.

New York Stock Exchange Certification

The New York Stock Exchange’s Rule 303A.12(a) requires chief executive officers of listed companies to certify that they are not aware of any violations by their companies of the exchange’s corporate governance listing standards. This annual certification by the chief executive officer of Bill Barrett Corporation has been filed with the New York Stock Exchange. In addition, Bill Barrett Corporation has filed, as exhibits to its most recently filed Form 10-K, the Securities and Exchange Commission (SEC) certifications required for the chief executive officer and chief financial officer under Section 302 of the Sarbanes-Oxley Act.

Non-GAAP Measures

Discretionary cash flow is computed by the Company as net income plus depreciation, depletion, and amortization, impairment expenses, deferred income taxes, dry hole costs and abandonment expenses, exploration expenses, non-cash stock-based compensation, losses (gains) on disposals of properties, and certain other non-cash charges. The non-GAAP measure of discretionary cash flow is presented because management believes that it provides useful additional information to investors for analysis of the Company’s ability to internally generate funds for exploration, development and acquisitions. In addition, discretionary cash flow is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions. Discretionary cash flow should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, profitability, cash flow or liquidity measures prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Because discretionary cash flow excludes some, but not all, items that affect net income and net cash provided by operating activities and may vary among companies, the discretionary cash flow amounts presented may not be comparable to similarly titled measures of other companies.

Finding and development cost, or F&D cost, per Mcfe, is calculated by the Company beginning with “Total costs incurred” adjusted to: subtract the asset retirement obligation amount; subtract material non-cash capital items, subtract proceeds received from joint exploration agreements and certain property sales; and subtract capitalized interest; divided by reserve additions for the year. Consistent with industry practice, future capital expenditures to develop proved undeveloped reserves or capital associated with furniture, fixtures and equipment are not included in costs incurred. The method the Company uses to calculate its F&D cost may differ significantly from methods used by other companies to compute similar measures. As a result, the Company’s F&D cost may not be comparable to similar measures provided by other companies. The Company believes that providing a non-GAAP measure of F&D cost is useful to investors in evaluating the cost, on a per Mcfe basis, to add proved reserves. However, this measure is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in its financial statements prepared in accordance with GAAP. Due to various factors, including timing differences in the addition of proved reserves and the related costs to develop those reserves, F&D cost does not necessarily reflect precisely the costs associated with particular reserves. As a result of various factors that could materially affect the timing and amounts of future increases in reserves and the timing and amounts of future costs, the Company cannot assure you that its future F&D cost will not differ materially from those presented.

Pretax PV-10 is the present value of the cash flows from proved reserves, based on a Colorado Interstate Gas natural gas price of $3.95 per MMBtu and a West Texas Intermediate oil price of $75.96 per barrel, before the effect of income taxes and discounted at 10% per annum.

For a reconciliation of these non-GAAP measures to financial information prepared in accordance with GAAP, refer to our Current Reports on Form 8-K, including the February 23, 2011 Form 8-K, filed with the SEC.

Reserve Disclosure

The SEC, under its recently revised guidelines, permits oil and gas companies to disclose probable and possible reserves in their filings with the SEC. The Company does not plan to include probable and possible reserve estimates in its filings with the SEC.

The Company has provided internally generated estimates for probable and possible reserves in this report. The estimates conform to SEC guidelines. They are not prepared or reviewed by third-party engineers. Our probable and possible reserve estimates are determined using strip pricing, which we use internally for planning and budgeting purposes. The Company’s estimate of probable and possible reserves is provided in this presentation because management believes it is useful, additional information that is widely used by the investment community in the valuation, comparison and analysis of companies. U.S. investors are urged to consider closely the disclosure in our Annual Report on Form 10-K for the year-ended December 31, 2010, available on the Company’s website at www.billbarrettcorp.com or from the corporate offices at 1099 18th Street, Suite 2300, Denver, CO 80202. You can also obtain this form from the SEC by calling 1-800-SEC-0330 or at www.sec.gov.

BOARD OF DIRECTORS

Fredrick J. Barrett, Chairman of the Board, Chief Executive Officer and President

James M. Fitzgibbons, Past Chairman of Davidson Cotton Company

Randy A. Foutch, Chairman and Chief Executive Officer of Laredo Petroleum, Inc.

Jim W. Mogg, Lead Director; Past Chairman of DCP Midstream Partners

William F. Owens, Former Governor of Colorado

Edmund P. Segner, Past President and Chief of Staff of EOG Resources, Inc.

Randy I. Stein, Tax, Accounting and Business Consultant, Former Principal of PricewaterhouseCoopers LLP

Michael E. Wiley, Past Chairman and Chief Executive Officer of Baker Hughes Incorporated

OFFICERS

Fredrick J. Barrett, Chairman of the Board, Chief Executive Officer and President

Robert W. Howard, Chief Financial Officer and Treasurer

R. Scot Woodall, Chief Operating Officer

Francis B. Barron, Executive Vice President—General Counsel and Secretary

Kurt M. Reinecke, Executive Vice President—Exploration

Terry R. Barrett, Senior Vice President—Exploration

Lynn Boone Henry, Senior Vice President—Planning and Reserves

David R. Macosko, Senior Vice President—Accounting

Stephen W. Rawlings, Senior Vice President—Operations

Wilfred R. Roux, Senior Vice President—Geophysics

Huntington T. Walker, Senior Vice President—Land

Duane J. Zavadil, Senior Vice President—Government and Regulatory Affairs

Michael R. Craig, Vice President—Information Technology

William M. Crawford, Vice President—Finance

Jennifer C. Martin, Vice President—Investor Relations

Larry A. Parnell, Vice President—Business Development

Troy L. Schindler, Vice President—Drilling

Monty D. Shed, Vice President—Production

Michele Vion, Vice President—Human Resources

CORPORATE INFORMATION

Corporate Office

1099 Eighteenth Street

Suite 2300

Denver, Colorado 80202

Telephone: 303-293-9100

Fax: 303-291-0420

www.billbarrettcorp.com

Investor Relations

Jennifer Martin

Vice President—Investor Relations

jmartin@billbarrettcorp.com

Annual Stockholders’ Meeting

Our annual stockholders’ meeting

will be held at 9:30 a.m. (MDT)

on Thursday, May 12, 2011 at

The Westin Denver Downtown

Tabor Auditorium

1672 Lawrence Street

Denver, Colorado 80202

Transfer Agent

BNY Mellon Shareowner Services

480 Washington Boulevard

Jersey City, New Jersey 07310

1-866-683-2961 (dedicated line)

1-800-522-6645 (main)

Internet:

www.bnymellon.com/shareowner/isd

Independent Auditors

Deloitte & Touche LLP

Denver, Colorado

Independent and Outside Reservoir Engineers

Netherland, Sewell & Associates, Inc.

Dallas,Texas

Design: Rassman Design Printing: RR Donnelley

1099 18th Street, Suite 2300

Denver, Colorado 80202

303-293-9100

www.billbarrettcorp.com